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                                                                     Exhibit 4.1

                                     WARRANT


NEITHER THE WARRANTS EVIDENCED HEREBY NOR ANY SHARES ISSUABLE UPON CONVERSION OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. ___




                               WARRANT CERTIFICATE

         This Warrant Certificate, dated as of this 4th day of October, 2002, certifies that, for value received, __________ (the "Holder"), is the registered holder of warrants (the "Warrants") to purchase, at any time or from time to time after the Exercisability Date until 5:00 P.M. New York time, on October 4, 2009, up to ______ fully-paid and non-assessable shares (subject to adjustment in certain events) of common stock, $.0l par value ("Common Stock"), of SAND VIDEO, INC., a Delaware corporation (the "Company"), at the exercise price per share of $0.01, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of October 4, 2002 between the Company and the Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made, at the option of the Holder (i) in cash, (ii) by certified or bank check or by wire transfer payable to the order of the Company or (iii) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a current market price (as defined in paragraph 3(b) of the Warrant Agreement) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised.

         The Warrants evidenced by this Warrant Certificate may be exercised at such times and in such amounts as are provided for in the Warrant Agreement. Each Warrant not exercised on or prior to October 4, 2009 shall become invalid and all rights hereunder, and all rights in respect thereof under the Warrant Agreement, shall cease as of such time.

         The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made

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a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

         Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the right to purchase a like number of shares of Common Stock as are issuable upon exercise hereof shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to paragraph 7 of the Warrant Agreement.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary, subject to the provisions of Section 4(c) of the Warrant Agreement.

         All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the respective meanings assigned to them in the Warrant Agreement.

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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

                                          SAND VIDEO, INC.



                                          By:
                                              ----------------------------------
                                              Name:  Peter D. Besen
                                              Title: President

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                               FORM OF ASSIGNMENT



             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED, ________________________hereby sells, assigns and transfers unto ____________________________________, whose address is
_____________________________________, this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________, Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                 Signature:
                                                  ------------------------------
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on the
                                                  face of the Warrant
                                                  Certificate.)


                                                  ------------------------------
                                                  (Insert Social Security or
                                                  Other Identifying Number of
                                                  Holder)

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________shares of Common Stock and herewith tenders payment for such shares, to the order of SAND VIDEO, INC., in the amount of $__________ and the other documents required by
Section 3(a) of the Warrant Agreement in accordance with the terms of the Warrant Agreement.

         The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ________________________________, whose address is _____________________________________________________________________
and that such certificate be delivered to ______________________________________
whose address is ___________________________________________.


Dated:                                       Signature:
                                                        ------------------------
                                             (Signature must conform in
                                             all respects to name of
                                             holder as specified on the
                                             face of the Warrant
                                             Certificate.)


                                             --------------------------------
                                             (Insert Social Security or Other
                                             Identifying Number of Holder)